Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in these Post-Effective Amendments to the Registration Statements on Form S-8 (File Nos. 333-214766, 333-212866, 333-209824, 333-203758, 333-196761, 333-176674, 333-165389, 333-157825, 333-149834, 333-147063, 333-133237, 333-124536, 333-113472, 333-102770, 333-82722, 333-57026 and 333-35862) pertaining to the 2000 Non-Employee Directors’ Stock Option Plan, the 2000 Equity Incentive Plan, as amended and restated, the 2011 Equity Incentive Plan, the 2014 Equity Incentive Plan, the 2016 Inducement Award Plan and the 2017 Equity Incentive Plan of Exelixis, Inc. of our reports dated February 26, 2018, with respect to the consolidated financial statements of Exelixis, Inc. and the effectiveness of internal control over financial reporting of Exelixis, Inc. included in its Annual Report (Form 10-K) for the year ended December 29, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Redwood City, California
August 1, 2018